EXHIBIT 21.


                                SUBSIDIARIES


                             Percent    State or other jurisdiction of
Name                          Owned     Incorporation or organization
-------------------------    -------    ------------------------------

InfiNet Systems, LLC *         100%     Delaware

FTG Venture Corporation *      100%     Delaware

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*  inactive.